As filed with the Securities and Exchange Commission on January 21, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	77-0118518
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1251 McKay Drive

San Jose, California 95131

(408) 904-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen A. Bayless

Senior Vice President, Chief Financial Officer, and Treasurer

Synaptics Incorporated

1251 McKay Drive

San Jose, California 95131

(408) 904-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert S. Kant, Esq.	John McFarland
Masha Shmukler, Esq.	Senior Vice President, General Counsel, and Secretary
Greenberg Traurig, LLP	Synaptics Incorporated
2375 East Camelback Road, Suite 700	1251 McKay Dr.
Phoenix, Arizona 85016	San Jose, California 95131
(602) 445-8000	(408) 904-1100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per security(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,953,983	$54.09	$105,681,170.56	$13,611.73

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2)	Based upon the average of the high and low prices reported for the registrant’s common stock on the Nasdaq Global Select Market on January 13, 2014 of $54.09. Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(c).

PROSPECTUS

1,953,983 Shares of Common Stock

This prospectus relates to 1,953,983 shares of our common stock, $0.001 par value per share, or the Shares, which may be sold from time to time by the selling stockholders named herein and any additional selling stockholders who will be identified in one or more prospectus supplements. The Shares were issued (or will be issued) to the selling stockholders by us in connection with our acquisition of Validity Sensors, Inc., as further described in this prospectus under the heading “Selling Stockholders.” The selling stockholders may offer and sell the Shares from time to time, in amounts, at prices, and on terms that will be determined at the time of offering. We will not receive any proceeds from the sale of any of the Shares by the selling stockholders.

The selling stockholders may offer and sell the Shares directly to purchasers, through agents selected by the selling stockholders, or to or through underwriters or dealers. If agents, underwriters, or dealers are used in the sale of the Shares by the selling stockholders, such agents, underwriters, or dealers will be named and their compensation described in any applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SYNA.” The last reported sale price of our common stock on January 17, 2014 was $57.99.

Investing in our securities involves risks. You should carefully consider the matters described under the caption “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 21, 2014

Exhibit 5.1

Exhibit 23.1

Exhibit 23.2

Exhibit 24.1

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (referred to as the SEC or the Commission) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (referred to as the Securities Act), utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell the Shares from time to time. Each time any selling stockholder not named herein sells the Shares under the registration statement of which this prospectus is a part, such selling stockholder will provide a prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update, or change information contained in this prospectus.

The selling stockholders may offer and sell the Shares directly to purchasers, through agents selected by the selling stockholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of the Shares. See “Plan of Distribution.”

You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and no selling stockholder has authorized, anyone else to provide you with different or additional information. No offer of the Shares is being made in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

In this prospectus, the terms “we,” “our,” and “us” refer to Synaptics Incorporated and its subsidiaries, unless otherwise specified.

ii

OUR COMPANY

We are a leading worldwide developer and supplier of custom-designed human interface solutions that enable people to interact more easily and intuitively with a wide variety of mobile computing, communications, entertainment, and other electronic devices. We currently target the markets for mobile product applications, including smartphones and feature phones; tablets; the personal computer, or PC, product applications market, primarily notebook computers, and other select electronic device markets, with our customized human interface solutions. Every solution we deliver either contains or consists of our touch-based semiconductor solution, which includes our capacitive sensing ASIC, customer-specific firmware, and software.

We are a market leader in providing human interface solutions to our target markets. Our original equipment manufacturer, or OEM, customers include most of the world’s largest OEMs for smartphones and feature phones and tier one PC OEMs. We generally supply our human interface solutions to our OEM customers through their contract manufacturers, which take delivery of our products and pay us directly for them.

We maintain our principal executive offices at 1251 McKay Drive, San Jose, California 95131. Our telephone number is (408) 904-1100. Our website is located at www.synaptics.com. Other than as described in “Where You Can Find More Information” on page 13 of this prospectus, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our website address is included as an inactive textual reference only.

RISK FACTORS

Investing in our securities, including our common stock, involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 29, 2013 on file with the SEC and in any other reports we file pursuant to the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), each of which are incorporated by reference in this prospectus and in any accompanying prospectus supplement. Our subsequent filings with the SEC may contain amended and updated discussion of significant risks.

Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these risks actually occur, our business, financial condition, and results of operations could be materially and adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated in this prospectus or any prospectus supplement regarding future expectations, containing projections of results of operations or financial condition or stating other projections are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions or the negatives thereof are intended to identify forward-looking statements.

Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our Form 10-K for the fiscal year ended June 29, 2013 and in any other reports we file pursuant to the Exchange Act. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected, or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement, or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

The selling stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any of the proceeds of such offerings. The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax, or legal services, or any other expenses they incur in disposing of the Shares. We will incur certain expenses in connection with the registration with the SEC of the Shares to be sold by the selling stockholders.

SELLING STOCKHOLDERS

We are registering the Shares covered by this prospectus on behalf of the selling stockholders. The names of certain selling stockholders and information about their holdings and the offering are set forth below. The names of any additional selling stockholders and information about their holdings and any offering of the Shares by them will be set forth in one or more supplements to this prospectus.

We issued 1,577,559 Shares to the selling stockholders whose names are listed below as partial consideration for our acquisition of Validity Sensors, Inc. (“Validity”), pursuant to the Agreement and Plan of Reorganization among us, Validity, Itsme Acquisition Corp. (“Sub I”), Itsme Acquisition II LLC (“Sub II”), and Shareholder Representative Services LLC, in its capacity as Merger Consideration Recipients’ Agent, dated as of October 9, 2013, which we refer to as the “Merger Agreement.” Pursuant to the Merger Agreement, Sub I merged with and into Validity, and then Validity merged with and into Sub II, such that Validity became a wholly owned subsidiary of our company (the “Merger”). The selling stockholders named in the table below, who are former stockholders of Validity, received in the Merger shares of common stock offered hereby as consideration for their holdings in Validity.

The Merger Agreement requires us to make earnout payments to certain selling stockholders, among other former stockholders and option holders of Validity, if our sales with respect to certain products using Validity technology are above specified amounts during specified periods. The earnout payments are to be made primarily in cash, but shall also be partially paid to certain of the selling stockholders in shares of common stock that will be valued at a per share price of $48.278. If earnout payments become payable pursuant to the Merger Agreement, the number of shares of common stock that may become issuable to certain of the selling stockholders in respect of such earnout payments would be 376,424. The shares of common stock representing the earnout payments are included in the selling stockholder table below.

The following table sets forth information with respect to the Shares beneficially owned by certain selling stockholders and is based on such selling stockholders’ representations regarding their ownership thereof. The number of Shares beneficially owned after the offering assumes that all of the Shares being offered by such selling stockholders are sold and assumes that no additional Shares are purchased by such selling stockholders prior to the completion of this offering.

Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, if required by applicable law. As of January 16, 2014, there were 35,421,706 shares of Synaptics common stock outstanding.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares being Offered	Number and Percentage of Shares to be Owned After Offering(1)
Attractor Liquidating Trust(2)	56,748(3)	56,748(3)	—
Attractor Ventures LLC(4)	14,113(5)	14,113(5)	—
BIHE PLC 401(K) Profit Sharing Plan F/B/O Jeffrey Erhart(6)	1,050(7)	1,050(7)	—
Robert A. Blazer	425(8)	425(8)	—
Mary Victoria Clark	1,106(9)	1,106(9)	—
Crosslink Bayview V, LLC	5,504(10)	5,504(10)	—
Crosslink Crossover Fund V, L.P.	83,422(11)	83,422(11)	—
Crosslink Crossover Fund VI, L.P.	7,709(12)	7,709(12)	—
Crosslink Ventures V, L.P.	145,783(13)	145,783(13)	—
Danaher Family Trust DTD 6/29/2004	12(14)	12(14)	—
Michael J. Danaher	169(15)	169(15)	—
DDS, Inc.	62,140(16)	62,140(16)	—
Gregory L. Dean(17)	892(18)	517(18)	—
Jeffrey Erhart	4,666(19)	4,666(19)	—
Richard Alexander Erhart	4,813(20)	4,813(20)	—
Steve Erhart	2,828(21)	2,828(21)	—
Zhengdong Fan	82(22)	82(22)	—
Wong Kwok Fong	12,507(23)	12,507(23)	—
Gain Glory Holdings Limited	41,426(24)	41,426(24)	—
Edward Garcia	207(25)	207(25)	—
John Hanenburg III	3,100(26)	3,100(26)	—
Wendell Hollinshead	517(27)	517(27)	—
Chin-Mao (Sam) Huang	992(28)	992(28)	—
Tiffany Huang	708(29)	708(29)	—
James A. Imholte	1,665(30)	1,665(30)	—
Stacy J. Imholte	821(31)	821(31)	—
Intel Capital Corporation	62,140(32)	62,140(32)	—

John Hanenburg III and Marcia L. Hanenburg, JTWROS	696(33)	696(33)	—
Kirby Living Trust(34)	782(35)	782(35)	—
Laura Black Erhart Living Trust DTD 6/26/2009(36)	5,716(37)	5,716(37)	—
Mark Lee	207(38)	207(38)	—
Marc R Benioff Revocable Trust U/A/D 12/3/2004(39)	78,415(40)	78,415(40)	—
Michael J. Danaher & Carol Danaher, Tstees of the Danaher Family Tst DTD 6/29/04(41)	74(42)	74(42)	—
Richard Nelson	874(43)	874(43)	—
Offshore Crosslink Ventures V Unit Trust	17,956(44)	17,956(44)	—
Palomino Fund, LLC(45)	15,229(46)	15,229(46)	—
Panorama Capital LP	279,279(47)	279,279(47)	—
Mitchell D. Pierce	3,796(48)	3,796(48)	—
Karen Power	207(49)	207(49)	—
QUALCOMM Incorporated	253,485(50)	253,485(50)	—
Ram Sudhakaran Family Trust(51)	207(52)	207(52)	—
Raza Family LLC(53)	17,949(54)	17,949(54)	—
Saiyed Atiq Raza	9,351(55)	9,351(55)	—
S. Atiq Raza and Nandini Saraiy, JTWROS	757(56)	757(56)	—
Richard Sanquini(57)	29,699(58)	9,900(58)	—
Rick Santos	566(59)	566(59)	—
Jalil Shaikh	198(60)	198(60)	—
Sherpalo LLC(61)	33,837(62)	33,837(62)	—
Tom Spade	141(63)	141(63)	—
TeleSoft Capital L.L.C.	2,204(64)	2,204(64)	—
TeleSoft NP Employee Fund, L.L.C.	223(65)	223(65)	—
TeleSoft Partners II QP, L.P.	245,495(66)	245,495(66)	—
TeleSoft Partners II, L.P.	16,710(67)	16,710(67)	—
TeleSoft Partners II-A, L.P.	355,387(68)	355,387(68)	—
Khamvong Thammasouk	207(69)	207(69)	—

The Stacy J. Imholte Family Trust(70)	199(71)	199(71)	—
Timothy Lynn Revocable Trust UDT Dated 12/6/2004(72)	1,417(73)	1,417(73)	—
Doug Vargha	517(74)	517(74)	—
VentureTech Alliance Fund III, L.P.	85,295(75)	85,295(75)	—
WS Investment Company, LLC (2005D)(76)	380(77)	380(77)	—
WS Investment Company, LLC (2006A)(76)	604(78)	604(78)	—
WS Investment Company, LLC (2007A)(76)	159(79)	159(79)	—
WS Investment Company, LLC (2007D)(76)	94(80)	94(80)	—
WS Investment Company, LLC (2009A)(76)	185(81)	185(81)	—
WS Investment Company, LLC (2009C)(76)	115(82)	115(82)	—
TOTAL:	1,970,773	1,953,983	0

(1)	We have no assurance that the selling stockholders will sell any of the common stock being registered for sale. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon completion of the offering.
(2)	Attractor Liquidating Trust, a Delaware statutory trust (“Attractor Trust”), is the direct beneficial owner of the shares of common stock being registered for sale by Attractor Trust (the “Attractor Shares”). Attractor Ventures LLC, a Delaware limited liability company (“Attractor LLC”), has management authority with respect to Attractor Trust. Harvey Allison and Gigi Brisson, both natural persons, in their official capacities with respect to Attractor LLC, have voting and investment control over the Attractor Shares.
(3)	Includes 8,544 shares of common stock issuable as earnout payment.
(4)	Attractor LLC is the direct beneficial owner of the shares of common stock being registered for sale by Attractor LLC (the “Attractor LLC Shares”). Harvey Allison and Gigi Brisson, both natural persons, in their official capacities with respect to Attractor LLC, have voting and investment control over the Attractor LLC Shares.
(5)	Includes 2,125 shares of common stock issuable as earnout payment.
(6)	BIHE, PLC 401(k) Profit Sharing Plan f/b/o Jeffrey Erhart, a 401(k) profit sharing plan (“Erhart Plan”), is the direct beneficial owner of the shares of common stock being registered for sale by Erhart Plan (“Erhart Plan Shares”). Robert Brier, Craig Irish, Jeffrey Hubbard and Jeffrey Erhart, all natural persons, hold voting and investment control over the Erhart Plan Shares.
(7)	Includes 158 shares of common stock issuable as earnout payment.
(8)	Includes 64 shares of common stock issuable as earnout payment.
(9)	Includes 322 shares of common stock issuable as earnout payment.
(10)	Includes 829 shares of common stock issuable as earnout payment.
(11)	Includes 12,560 shares of common stock issuable as earnout payment.

(12)	Includes 1,161 shares of common stock issuable as earnout payment.
(13)	Includes 21,949 shares of common stock issuable as earnout payment.
(14)	Includes 2 shares of common stock issuable as earnout payment.
(15)	Includes 45 shares of common stock issuable as earnout payment.
(16)	Includes 9,356 shares of common stock issuable as earnout payment.
(17)	Gregory L. Dean holds 375 shares of our common stock, which were acquired on the open market on September 27, 2013 pursuant to the selling stockholder’s asset manager’s investment plan. These shares are not offered pursuant to this prospectus.
(18)	Includes 78 shares of common stock issuable as earnout payment.
(19)	Includes 1,187 shares of common stock issuable as earnout payment.
(20)	Includes 1,133 shares of common stock issuable as earnout payment.
(21)	Includes 830 shares of common stock issuable as earnout payment.
(22)	Includes 12 shares of common stock issuable as earnout payment.
(23)	Includes 1,883 shares of common stock issuable as earnout payment.
(24)	Includes 6,237 shares of common stock issuable as earnout payment.
(25)	Includes 32 shares of common stock issuable as earnout payment.
(26)	Includes 787 shares of common stock issuable as earnout payment.
(27)	Includes 78 shares of common stock issuable as earnout payment.
(28)	Includes 150 shares of common stock issuable as earnout payment.
(29)	Includes 107 shares of common stock issuable as earnout payment.
(30)	Includes 363 shares of common stock issuable as earnout payment.
(31)	Includes 237 shares of common stock issuable as earnout payment.
(32)	Includes 9,356 shares of common stock issuable as earnout payment.
(33)	Includes 105 shares of common stock issuable as earnout payment.
(34)	Kirby Living Trust (the “Kirby Trust”) is the direct beneficial owner of the shares of common stock being registered for sale by the Kirby Trust (the “Kirby Trust Shares”). Don Kirby and Eugenia Kirby, Trustees of the Kirby Trust, hold voting and investment control over the Kirby Trust Shares.
(35)	Includes 118 shares of common stock issuable as earnout payment.
(36)	Laura Black Erhart Living Trust dated June 26, 2009 (the “Black Trust”) is the direct beneficial owner of the shares of common stock being registered for sale by the Black Trust (the “Black Trust Shares”). Laura Black Erhart, Trustee of the Black Trust, has voting and investment control over the Black Trust Shares.
(37)	Includes 1,345 shares of common stock issuable as earnout payment.
(38)	Includes 32 shares of common stock issuable as earnout payment.

(39)	Marc. R. Benioff Revocable Trust U/A/D 12/3/2004 (the “Benioff Trust”) is the direct beneficial owner of the shares of common stock being registered for sale by the Benioff Trust (the “Benioff Trust Shares”). Marc R. Benioff, Trustee of the Benioff Trust, has voting and investment control over the Benioff Trust Shares.
(40)	Includes 14,923 shares of common stock issuable as earnout payment.
(41)	Danaher Family Trust dated June 29, 2004 (the “Danaher Trust”) is the direct beneficial owner of the shares of common stock being registered for sale by the Danaher Trust (the “Danaher Trust Shares”). Michael J. Danaher and Carol Danaher, Trustees of the Danaher Trust, hold voting and investment control over the Danaher Trust Shares.
(42)	Includes 11 shares of common stock issuable as earnout payment.
(43)	Includes 228 shares of common stock issuable as earnout payment.
(44)	Includes 2,704 shares of common stock issuable as earnout payment.
(45)	Palomino Fund, LLC, an Arizona limited liability company (“Palomino Fund”), is the direct beneficial owner of the shares of common stock being registered for sale by Palomino Fund (the “Palomino Fund Shares”). Michael Nothum Jr. and Jo Ann Nothum, both natural persons, are the managers of Palomino Fund and, as such, have voting and investment control over the Palomino Fund Shares.
(46)	Includes 3,581 shares of common stock issuable as earnout payment.
(47)	Includes 42,048 shares of common stock issuable as earnout payment.
(48)	Includes 891 shares of common stock issuable as earnout payment.
(49)	Includes 32 shares of common stock issuable as earnout payment.
(50)	Includes 56,866 shares of common stock issuable as earnout payment.
(51)	Ram Sudhakaran Family Trust (“Sudhakaran Trust”) is the direct beneficial owner of the shares of common stock being registered for sale by the Sudhakaran Trust (the “Sudhakaran Trust Shares”). Sudhakaran Ram, Trustee of the Sudhakaran Trust, has voting and investment control over the Sudhakaran Trust Shares.
(52)	Includes 32 shares of common stock issuable as earnout payment.
(53)	Raza Family LLC (“Raza LLC”) is the direct beneficial owner of the shares of common stock being registered for sale by Raza LLC (the “Raza LLC Shares”). Saiyed Atiq Raza, a natural person, is the Manager of Raza LLC and, as such, has voting and investment control over the Raza LLC Shares.
(54)	Includes 4,261 shares of common stock issuable as earnout payment.
(55)	Includes 1,408 shares of common stock issuable as earnout payment.
(56)	Includes 114 shares of common stock issuable as earnout payment.
(57)	Richard L. Sanquini is a member of our board of directors. Mr. Sanquini also beneficially owns 19,799 shares of our common stock. These shares are not offered pursuant to this prospectus.
(58)	Includes 1,490 shares of common stock issuable as earnout payment.
(59)	Includes 85 shares of common stock issuable as earnout payment.
(60)	Includes 30 shares of common stock issuable as earnout payment.

(61)	Sherpalo LLC (“Sherpalo”) is the direct beneficial owner of the shares of common stock being registered for sale by Sherpalo (the “Sherpalo Shares”). Harvey L. Armstrong, a natural person, in his official capacity with respect to Sherpalo, has voting and investment control over the Sherpalo Shares.
(62)	Includes 8,211 shares of common stock issuable as earnout payment.
(63)	Includes 21 shares of common stock issuable as earnout payment.
(64)	Includes 332 shares of common stock issuable as earnout payment.
(65)	Includes 65 shares of common stock issuable as earnout payment.
(66)	Includes 42,394 shares of common stock issuable as earnout payment.
(67)	Includes 2,886 shares of common stock issuable as earnout payment.
(68)	Includes 92,828 shares of common stock issuable as earnout payment.
(69)	Includes 32 shares of common stock issuable as earnout payment.
(70)	Stacy J. Imholte Family Trust (“Imholte Trust”) is the direct beneficial owner of the shares of common stock being registered for sale by the Imholte Trust (the “Imholte Trust Shares”). Stacy J. Imholte, Trustee of the Imholte Trust, has voting and investment control over the Imholte Trust Shares.
(71)	Includes 30 shares of common stock issuable as earnout payment.
(72)	Timothy Lynn Revocable Trust UDT dtd 12/6/2004 (the “Lynn Trust”) is the direct beneficial owner of the shares of common stock being registered for sale by the Lynn Trust (the “Lynn Trust Shares”). Timothy Lynn, Trustee of the Lynn Trust, has voting and investment control over the Lynn Trust Shares.
(73)	Includes 214 shares of common stock issuable as earnout payment.
(74)	Includes 78 shares of common stock issuable as earnout payment.
(75)	Includes 19,076 shares of common stock issuable as earnout payment.
(76)	WS Investment Company, LLC (2005D), WS Investment Company, LLC (2006A), WS Investment Company, LLC (2007A), WS Investment Company, LLC (2007D), WS Investment Company, LLC (2009A), and WS Investment Company, LLC (2009C) (collectively, the “WS Investment Entities”) are the direct beneficial owners of the shares of common stock being registered for sale by the WS Investment Entities (collectively, the “WS Investment Entities Shares”). WS Investment Management Company, Inc., in its official capacity with respect to each of the WS Investment Entities, has voting and investment control over the WS Investment Entities Shares.
(77)	Includes 110 shares of common stock issuable as earnout payment.
(78)	Includes 175 shares of common stock issuable as earnout payment.
(79)	Includes 24 shares of common stock issuable as earnout payment.
(80)	Includes 14 shares of common stock issuable as earnout payment.
(81)	Includes 28 shares of common stock issuable as earnout payment.
(82)	Includes 17 shares of common stock issuable as earnout payment.

Unless otherwise disclosed in the footnotes to the table, no selling stockholder has indicated that it has had any material relationship with us or our affiliates during the past three years. Other than as disclosed in the footnotes to the table above, no selling stockholder has indicated that such selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

To the extent that any of the selling stockholders identified above are broker-dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.

With respect to selling stockholders that are affiliates of broker-dealers, such selling stockholders have informed us that, as of the date of this prospectus, they have no agreements or understandings with any broker, dealer or selling agent with respect to the shares of our common stock offered hereby.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our certificate of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Delaware General Corporation Law (which we refer to as Delaware law), our certificate of incorporation, as amended, our third amended and restated bylaws, and the rights of the holders of our preferred stock, if any, as well as some of the terms of our credit agreement and any other outstanding indebtedness.

Common Stock

As of January 17, 2014, under our certificate of incorporation, as amended, we had the authority to issue 120,000,000 shares of common stock, par value $0.001 per share. As of January 16, 2014, 35,421,706 shares of our common stock were outstanding and were held of record by approximately 209 stockholders.

Each outstanding share of our common stock is entitled to one vote per share of record on all matters submitted to a vote of stockholders. At a meeting of stockholders at which a quorum is present, for all matters other than the election of directors, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or our certificate of incorporation, as amended, or third amended and restated bylaws. In addition, we have a staggered board of directors divided into three classes. Directors of each class standing for election will be elected by a majority of the votes of the shares cast at a meeting. Holders of shares of common stock do not have cumulative voting rights.

Holders of our common stock are entitled to receive dividends or other distributions when, as and if declared by our board of directors. The holders of our common stock do not have preemptive rights to purchase or subscribe for any of our capital stock or other securities, and the shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. In the event of any liquidation, dissolution, or winding up of our company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SYNA.”

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

Anti-Takeover Effects

Certain provisions of our certificate of incorporation, as amended, and our third amended and restated bylaws as well as Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change in control more difficult. These provisions are likely to discourage certain types of coercive takeover practices and inadequate takeover bids, and are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. The existence of these provisions, which are described below, could limit the price that investors might otherwise pay in the future for our securities.

Our certificate of incorporation, as amended, and our third amended and restated bylaws provide:

•	that our board of directors, without stockholder approval, has the authority to issue preferred stock with rights superior to the rights of the holders of common stock;

•	that a majority of directors then in office may fill any vacancy occurring on the board of directors, even though less than a quorum may then be in office;

•	for a board of directors with three classes, with one class standing for election each year for a three-year term;

•	that stockholders may only act at meetings of stockholders and not by written consent in lieu of a stockholders’ meeting;

•	that stockholders may not call a special meeting of stockholders;

•	that stockholders may only conduct business at special meetings of stockholders that was specified in the notice of the meeting;

•	that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of this intention in writing; and

•	that a vote of at least 66 2/3% of the combined voting power of the issued and outstanding shares of voting capital stock, voting together as a single class, is required to amend, alter, change, or repeal certain provisions of our certificate of incorporation, as amended, including those relating to the removal of directors; special meetings of stockholders; written consent of stockholders; and adopting, amending, or repealing our bylaws.

Delaware Anti-Takeover Statute

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, some business combinations between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an interested stockholder are prohibited for a three-year period following the date that the stockholder became an interested stockholder, in the absence of any of the following:

•	the corporation has elected in its certificate of incorporation, as amended, not to be governed by Section 203;

•	the board of directors of the corporation approved the transaction that resulted in the stockholder becoming an interested stockholder before the stockholder became an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction, excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•	the board of directors approves the business combination and holders of two-thirds of the voting stock that the interested stockholder did not own authorize the business combination at a meeting.

We have not made an election in our certificate of incorporation, as amended, to opt out of Section 203. In addition to the above exceptions to Section 203, the three-year prohibition does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. For the purposes of Section 203, a “business combination” generally includes mergers or consolidations, transactions involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder’s percentage ownership of stock. Also, an “interested stockholder” is defined generally as a person that, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Liability and Indemnification of Officers and Directors

Limitation on liability of directors

Our certificate of incorporation, as amended, limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws. Our third amended and restated bylaws provide that we will indemnify and advance expenses, to the fullest extent permitted by Delaware law, to each person who is or was a director or officer of our company, or who serves or served any other enterprise or organization at our request. The indemnification provided under our third amended and restated bylaws includes the right to be paid expenses in advance of the final disposition for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our third amended and restated bylaws also permit us to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity, regardless of whether our third amended and restated bylaws would otherwise permit indemnification for that liability. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification against our directors, officers, employees, or agents.

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, or other successors in interest who may later hold interests in the securities covered by this prospectus and who are otherwise entitled to resell the securities using this prospectus, may sell the securities covered by this prospectus from time to time in any legal manner selected by the selling stockholders, including directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of fees or commissions from the selling stockholders or the purchasers. These fees or commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The selling stockholders have advised us that the securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, and/or at negotiated prices. These sales may be effected in one or more transactions, including:

•	on the Nasdaq Global Select Market (or such other securities market or exchange on which our common stock may be listed);

•	a block trade in which any selling stockholder’s broker or dealer will attempt to sell the Shares as agent, but may position and resell all or a portion of the block as a principal to facilitate the transaction;

•	a broker or dealer may purchase the Shares as a principal and then resell the Shares for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	underwritten offerings; or

•	any other method permitted pursuant to applicable law.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The selling stockholders have advised us that they have not entered into any agreements, arrangements, or understandings with any broker-dealer or agent regarding the sale of their Shares covered by this prospectus, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the selling stockholders.

There can be no assurance that the selling stockholders will sell any or all of their securities pursuant to this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Section 4(a)(1) of the Securities Act may be sold under Rule 144 or Section 4(a)(1) rather than pursuant to this prospectus. Furthermore, the selling stockholders may transfer, devise, or gift the securities by other means not described in this prospectus.

The aggregate proceeds to a selling stockholder from the sale of his or her securities offered hereby will be the purchase price of such securities less fees or commissions, if any. If a selling stockholder’s securities are sold through a broker or agent, such selling stockholder will be responsible for any broker or agent fees or commissions. Any broker-dealers or agents that participate in the sale of the securities being offered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the securities by the selling stockholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. We will not receive any of the proceeds from the sale of the securities covered by this prospectus.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent or dealer, and any applicable fees or commissions with respect to a particular offer will be set forth in an accompanying prospectus supplement or incorporated by reference by the filing of a current report on Form 8-K.

We have agreed to pay all costs, fees, and expenses incident to our registration of the resale of the selling stockholders’ securities, excluding any legal fees of the selling stockholders and fees or commissions of broker-dealers and agents.

Pursuant to the registration rights provisions we agreed to with the selling stockholders, we will keep the registration statement of which this prospectus is a part continuously effective, subject to customary suspension periods, as to a particular security covered thereby until its termination date.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

The consolidated financial statements of Synaptics Incorporated and subsidiaries as of June 29, 2013 and June 30, 2012, and for each of the years in the three-year period ended June 29, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of June 29, 2013, included in our Annual Report on Form 10-K for the year ended June 29, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Exchange Act. Through our website at www.synaptics.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended June 29, 2013;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2013;

•	our Current Reports on Form 8-K filed with the SEC on October 9, 2013, October 25, 2013, October 31, 2013, and November 12, 2013 (as subsequently amended on January 21, 2014);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 29, 2013 from our definitive proxy statement on Schedule 14A filed with the SEC on September 11, 2013; and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on January 24, 2002, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Synaptics Incorporated

Attention: Corporate Secretary

1251 McKay Drive

San Jose, California 95131

(408) 904-1100

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by the registrant in connection with the offering described in the registration statement. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be Paid
SEC Registration Fee	$10,989.51
Accountants’ Fees and Expenses	20,000
Legal Fees and Expenses	30,000
Printing and Engraving Expenses	7,500
Miscellaneous Fees	2,000

Total	$70,489.51

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. In accordance with Delaware law, the certificate of incorporation, as amended, and the third amended and restated bylaws of the registrant provide that the registrant will indemnify and advance expenses, to the fullest extent permitted by Delaware law, to each person who is or was a director or officer of the registrant, or who serves or served any other enterprise or organization at the request of the registrant (an “Indemnitee”).

Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the registrant, or serves or served any other enterprise or organization at the request of the registrant, the registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the board of directors of the registrant deems appropriate.

Our third amended and restated bylaws also permit us to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity, regardless of whether our third amended and restated bylaws would otherwise permit indemnification for that liability. Our third amended and restated bylaws also permit us to enter into indemnification agreements with our directors and officers. We have entered into agreements with our directors and executive officers that require us to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

Item 16. Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated as of October 9, 2013, among Synaptics Incorporated, Itsme Acquisition Corp., Itsme Acquisition II LLC, Validity Sensors, Inc., and Shareholder Representative Services LLC (1)

3.1	Certificate of Incorporation (2)

3.2	Third Amended and Restated Bylaws (3)

3.3	Certificate of Amendment of Certificate of Incorporation of the registrant (4)

3.4	Certificate of Amendment of Certificate of Incorporation of the registrant (5)

4.1	Form of Registrant’s common stock certificate (6)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

(1)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed with the SEC on November 12, 2013.
(2)	Incorporated by reference to the registrant’s Form 10-Q as filed with the SEC on February 21, 2002.
(3)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed with the SEC on August 2, 2010.
(4)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed with the SEC on December 7, 2004.
(5)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed with the SEC on October 22, 2010.
(6)	Incorporated by reference to the registrant’s Form 10-K as filed with the SEC on September 12, 2002.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, California, on the 21st day of January, 2014.

SYNAPTICS INCORPORATED

By:	/s/ Richard A. Bergman
Richard A. Bergman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Bergman and Kathleen A. Bayless and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard A. Bergman	President and Chief Executive Officer and Director	January 21, 2014
Richard A. Bergman	(Principal Executive Officer)

/s/ Kathleen A. Bayless Kathleen A. Bayless	Senior Vice President, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)	January 21, 2014

/s/ Francis F. Lee	Chairman of the Board	January 21, 2014
Francis F. Lee

/s/ Jeffrey D. Buchanan	Director	January 21, 2014
Jeffrey D. Buchanan

/s/ Nelson C. Chan	Director	January 21, 2014
Nelson C. Chan

/s/ Keith B. Geeslin	Director	January 21, 2014
Keith B. Geeslin

/s/ Russell J. Knittel	Director	January 21, 2014
Russell J. Knittel

/s/ Richard L. Sanquini	Director	January 21, 2014
Richard L. Sanquini

/s/ James L. Whims	Director	January 21, 2014
James L. Whims

EXHIBIT INDEX

Number	Exhibit

2.1	Agreement and Plan of Reorganization, dated as of October 9, 2013, among Synaptics Incorporated, Itsme Acquisition Corp., Itsme Acquisition II LLC, Validity Sensors, Inc., and Shareholder Representative Services LLC (1)

3.1	Certificate of Incorporation (2)

3.2	Third Amended and Restated Bylaws (3)

3.3	Certificate of Amendment of Certificate of Incorporation of the registrant (4)

3.4	Certificate of Amendment of Certificate of Incorporation of the registrant (5)

4.1	Form of Registrant’s common stock certificate (6)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

(1)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (referred to as the SEC) on November 12, 2013.
(2)	Incorporated by reference to the registrant’s Form 10-Q as filed with the SEC on February 21, 2002.
(3)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed with the SEC on August 2, 2010.
(4)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed with the SEC on December 7, 2004.
(5)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed with the SEC on October 22, 2010.
(6)	Incorporated by reference to the registrant’s Form 10-K as filed with the SEC on September 12, 2002.